UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.

1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On Friday, June 22, 2012 DTE Energy Company (the “Company”) publicly announced the election of Donna M. England, currently the Company's Director, Technical Accounting, as DTE Energy Company's Chief Accounting Officer effective September 1, 2012. Ms. England will be the principal accounting officer for the Company and for the Company's wholly-owned subsidiary, The Detroit Edison Company. The Company's Board of Directors elected Ms. England at its June 14, 2012 meeting. Peter B. Oleksiak, currently DTE Energy Vice President, Controller and Chief Accounting Officer will become DTE Energy Senior Vice President - Finance. Ms. England, 54, has served as Director, Technical Accounting of DTE Energy since 2006.

Upon effectiveness of her new role, Ms. England will receive an increase in base salary and her target percentages under the Company's Annual Incentive Plan and Long Term Incentive Plan will increase. She will also be eligible to participate in the Company's Executive Supplemental Retirement Plan. You can find more information about these plans in the Company's 2012 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2012

DTE ENERGY COMPANY
(Registrant)

/s/ Lisa A. Muschong
Lisa A. Muschong
Corporate Secretary